Calculation of Filing Fee Tables
S-8
COCA-COLA EUROPACIFIC PARTNERS plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value EUR 0.01 per share	Other	1,300,000	$ 111.06	$ 144,378,000.00	0.0001381	$ 19,938.60
2	Equity	Ordinary Shares, par value EUR 0.01 per share	Other	6,100,000	$ 111.06	$ 677,466,000.00	0.0001381	$ 93,558.05
Total Offering Amounts:						$ 821,844,000.00		$ 113,496.65
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 113,496.65
Offering Note
[1]	Represents an increase of 1,300,000 ordinary shares, EUR 0.01 nominal value per share (Ordinary Shares), of Coca-Cola Europacific Partners plc (the Registrant) to be issued under the Amended and Restated Rules and Trust Deed of the Coca-Cola Europacific Partners plc UK Share Plan as amended and restated to date (the Amended UK Share Plan). Ordinary Shares available for issuance under the original Coca-Cola Europacific Partners plc UK Share Plan were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 10, 2019 (File No. 333-233695) (the Original Form S-8). Pursuant to Rule 416(c) (Rule 416(c)) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement also covers an indeterminate number of Ordinary Shares under the Amended UK Share Plan which may be offered or issued by reason of stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares. Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee on basis of $111.06, the average of the high and low prices of the Ordinary Shares, as quoted on the Nasdaq Global Select Market on 29 July 2026.

[2]	Represents an increase of 6,100,000 Ordinary Shares to be issued under the Rules of the Coca-Cola Europacific Partners plc Employee Share Purchase Plan as amended to date (the Amended ESPP). Ordinary Shares available for issuance under the original Coca-Cola Europacific Partners plc Employee Share Purchase Plan were previously registered on the Original Form S-8. Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate number of Ordinary Shares under the Amended ESPP which may be offered or issued by reason of stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares. Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee on basis of $111.06, the average of the high and low prices of the Ordinary Shares, as quoted on the Nasdaq Global Select Market on 29 July 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources